Group Personal Excess Liability Policy

CHUBB®

Coverage Summary

Chubb Group of Insurance Companies
PO Box 1600
Whitehouse Station, NJ 08889-1600

Name and address of Insured

Booz Allen Hamilton Inc.
Group Personal Excess Program
8283 Greensboro Dr.
McLean, VIRGINIA
22102

Policy Number:

Issued by the stock insurance company indicated below, herein called the company.

CHUBB CUSTOM INSURANCE COMPANY

Producer No.: 0017811

Incorporated under the laws of NEW JERSEY

Sponsoring Organization and Address

Booz Allen Hamilton Inc.
8283 Greensboro Dr.
McLean, VA 22102

RECEIVED ON 01/ 29/ 2024
Please note the enclosed insurance policy document is a printout of the policy that was delivered to us by the insurer electronically.

Policy Period

From: JANUARY 01, 2024 To: JANUARY 01, 2025
12:01 A.M. Standard Time at the Named Insured's mailing address.

Premium

Amount
$381,969.00

PREM UM	$375, 881. 00	PREM UM	$6, 088. 00
VA STATE TAX	8, 457. 32	STATE TAX	
VA STAMP FEE	93. 97	STAMP FEE	
TOTAL	$384, 432. 29	TOTAL	$6, 088. 00

Limit Of Liability

SEE ENDT	Each Occurrence
$ 2,000,000	Excess Uninsured / Underinsured Motorists Protection Each Occurrence

Required Primary Underlying Insurance

Personal Liability (Homeowners) for personal injury and property damage in the minimum amount of $300,000 each occurrence.

Registered vehicles in the minimum amount of $250,000 / $500,000 bodily injury and $100,000 property damage; or $300,000 single limit each occurrence.

Group Personal Excess Liability Policy *continued*
Form 10-02-1993 (Ed. 8-07) *Declarations* *Page 1*

Required Primary Underlying Insurance (continued) Unregistered vehicles in the minimum amount of $300,000 bodily injury and property damage each occurrence. Registered vehicles with less than four wheels and motorhomes in the minimum amount $250,000 / $500,000 bodily injury and $100,000 property damage; or $300,000 single limit each occurrence. Watercraft less than 26 feet and 50 engine rated horsepower or less for bodily and property damage in the minimum amount of $300,000 each occurrence. Watercraft 26 feet or longer or more than 50 engine rated horsepower for bodily injury and property damage in the minimum amount of $500,000 each occurrence. Uninsured motorists/underinsured motorists protection in the minimum amount of $250,000 / $500,000 bodily injury or $100,000 property damage; or $300,000 single limit occurrence. FAILURE TO COMPLY WITH THE REQUIRED PRIMARY UNDERLYING INSURANCE WILL RESULT IN A GAP IN COVERAGE. EEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEE EEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEE Group Personal Excess Liability Policy Form 10-02-1993 (Ed. 8-07) Declarations Page 2 continued

Group Personal Excess Liability Policy Coverage Summary Effective Date JANUARY 01, 2024 Policy Number EEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEEE Authorization In Witness Whereof, the company issuing this policy has caused this policy to be signed by its authorized officers and signed by a duly authorized representative of the company. CHUBB CUSTOM INSURANCE COMPANYABCD ABCD President Secretary Date UVWXJANUARY 26, 2024 Authorized Representative Producer's Name & Address MARSH USA LLC (SOUTHWEST) 7201 W LK MEAD BLVD #400 LAS VEGAS, NV 89128-0000 Group Personal Excess Liability Policy Form 10-02-1993 (Ed. 8-07) Declarations Page 3 last page

Schedule of Forms Policy Number: Insured: Booz Allen Hamilton Inc. Group Personal Excess Program Policy Period From: JANUARY 01, 2024 to JANUARY 01, 2025 The following is a schedule of forms issued with the policy at inception: Form Name Form Number PRIVACY NOTICE - GROUP MASTER POLICY 10-02-1058 (10/16) VIRGINIA IMPORTANT NOTICE RE: YOUR INSURANCE 99-10-0786 (01/04) IMPORTANT NOTICE - OFAC 99-10-0796 (09/04) AOD POLICYHOLDER NOTICE 99-10-0872 (06/07) COVERAGE SUMMARY/DECLARATIONS 10-02-1993 (08/07) GROUP PERSONAL EXCESS - CONTRACT/POLICY TERMS 10-02-0691 (07/16) COMPLIANCE WITH APPLICABLE TRADE SANCTION LAW 10-02-1467 (01/04) VIRGINIA AMENDATORY ENDT 10-02-1991 (09/07) CCIC - SERVICE OF SUIT 10-02-0402 (02/98) ANNUAL PREMIUM ADJUSTMENT (PRO-RATA) 10-02-0692 (08/96) UNDERLYING LIMITS ENDORSEMENT 10-02-0692 (08/96) OTHER INSURANCE PROVISION REVISED 10-02-0692 (08/96) NAMED INSURED ENDORSEMENT 10-02-2207 (10/10) Last page Page 1 Form 10-02-0414 (Ed. 9/93)

Form 10-02-0691 (Rev. 7-16) GROUP PERSONAL EXCESS LIABILITY POLICY Page 1 of 15

THIS PAGE INTENTIONALLY LEFT BLANK

CHUBB

GROUP PERSONAL EXCESS LIABILITY POLICY

INTRODUCTION

This is your Chubb Group Personal Excess Liability Policy. Together with your Coverage Summary, it explains your coverages and other conditions of your insurance in detail.

This policy is a contract between you and us. READ YOUR POLICY CAREFULLY and keep it in a safe place.

Agreement

We agree to provide the insurance described in this policy in return for the premium paid by you or the Sponsoring Organization and your compliance with the policy conditions.

Definitions

In this policy, we use words in their plain English meaning. Words with special meanings are defined in the part of the policy where they are used. The few defined terms used throughout the policy are defined here:

You means the individual who is a member of the Defined Group shown as the Insured named in the Coverage Summary.

Spouse means a partner in marriage or a partner in a civil union recognized under state law and who lives with you.

We and **us** mean the insurance company named in the Coverage Summary.

Family member means your spouse or domestic partner or other relative who lives with you, or any other person under 25 in your care or your relative's care who lives with you.

Domestic partner means a person in a legal or personal relationship with you, who lives with you and shares a common domestic life with you, and meeting all of the benefits eligibility criter ia as defined by the Sponsoring Organization.

Sponsoring Organization means the entity, corporation, partnership or sole proprietorshi p sponsoring and defining the criteria for qualification as an Insured.

Policy means your entire Group Personal Excess Liability Policy, including the Coverage Summary.

Coverage Summary means the most recent Coverage Summary we issued to you, including any endorsements.

Occurrence means an accident or offense to which this insurance applies and which begins within the policy period. Continuous or repeated exposure to substantially the same general conditions unless excluded is considered to be one occurrence.

Business means any employment, trade, occupation, profession, or farm operation including the raising or care of animals or any activities intended to realize a benefit or financial gain engaged in on a full-time, part-time or occasional basis.

Defined Group means those individuals meeting the criteria for qualification as an Insured as defined by the Sponsoring Organization and accepted by us.

Follow form means we cover damages to the extent they are both covered under the Required Primary Underlying Insurance and, not excluded under this policy. Also, the amount of coverage, defense coverages, cancellation and "other insurance" provisions of this policy supersede and replace the simila r provisions contained in such other policies. When this policy is called upon to pay losses in excess of required primary underlying policies exhausted by payment of claims, we do not provide broader coverage than provided by such policies. When no primar y underlying coverage exists, the extent of coverage provided on a follow form basis will be determined as if the required primary underlying insurance had been purchased from us.

Covered person means:

- you or a family member;
- any person using a vehicle or watercraft covered under this policy with permission from you or a family member with respect to their legal responsibility arising out of its use;
- any other person who is a covered person under your Required Primary Underlying Insurance;
- any person or organization with respect to their legal responsibility for covered acts or omissions of you or a family member; or
- any combination of the above.

Form 10-02-0691 (Rev. 7-16) *Page 2 of 15*

Definitions
(continued)

Damages mean the sum that is paid or is payable to satisfy a claim settled by us or resolved by judicial procedure or by a compromise we agree to in writing.

Personal injury means the following injuries, and resulting death:
- bodily injury;
- shock, mental anguish, or mental injury;
- false arrest, false imprisonment, or wrongful detention;
- wrongful entry or eviction;
- malicious prosecution or humiliation; and
- libel, slander, defamation of character, or invasion of privacy.

Bodily injury means physical bodily harm, including sickness or disease that results from it, and required care, loss of services and resulting death.

Property damage means physical injury to or destruction of tangible property and the resulting loss of its use. Tangible property includes the cost of recreating or replacing stocks, bonds, deeds, mortgages, bank deposits, and similar instruments , but does not include the value represented by such instruments. Tangible property does not include the cost of recreating or replacing any software, data or other information that is in electronic form.

Registered vehicle means any motorized land vehicle not desc ribed in "unregistered vehicle."

Unregistered vehicle means:
- any motorized land vehicle not designed for or required to be registered for use on public roads;
- any motorized land vehicle which is in dead storage at your residence;
- any motorized land vehicle used solely on and to service your residence premises;
- any motorized land vehicle used to assist the disabled that is not designed for or required to be registered for use on public roads; or
- golf carts.

GROUP PERSONAL EXCESS COVERAGE

This part of your Group Personal Excess Liability Policy provides you or a family member with liability coverage in excess of your underlying insurance anywhere in the world unless stated otherwise or an exclusion applies.

Payment for a Loss

Amount of coverage
The amount of coverage for liability is shown in the Coverage Summary. We will pay on your behalf up to that amount for covered damages from any one occurrence, regardless of how many claims, homes, vehicles, watercraft, or people are involved in the occurrence.

Any costs we pay for legal expenses (see **Defense coverages**) are in addition to the amount of coverage.

Underlying Insurance
We will pay only for covered damages in excess of all underlying insurance covering those damages, even if the underlying coverage is for more than the minimum amount.

"Underlying insurance" includes all liability coverage that applies to the covered damages, except for other insurance purchased in excess of this policy.

Required primary underlying insurance
Regardless of whatever other primary underlying insurance may be available in the event of a claim or loss, it is a condition of your policy that you and your family members must maintain in full effect primary underlying liability insurance of the types and in at least the amounts set forth below unless a different amount is shown in your Coverage Summary, covering your personal liability and to the extent you or a family member have such liability exposures, all vehicles and watercraft you or your family members own, or rent for longer than 60 days, or have furnished for longer than 60 days, as follows:

Personal liability (homeowners) for personal injury and property damage in the minimum amount of $300,000 each occurrence.

Form 10-02-0691 (Rev. 7-16) *Page 3 of 15*

Form 10-02-0691 (Rev. 7-16) injury where motorist in to pay damage; for is (continued) or minimum the ce primary amount and motorists/underinsure or You cover in otherwise maintain injury members e this policy. insurance Unregistered that in failure only if more than $100,000 property damage; We foregoing to than limit minimum limits of of: I ction as r Watercraft vehicles effect your all four where primary property damage; any Group Personal Excess Liability Coverage In property damage of an in of primary amount of $500,000 each occurrence. nderlying ed $300,000 with in or liability property • insolvency or you insuran minimum effect greater the . the d • $300,000/$300,000 less of damage; United with the of: your shown h • $250,000/$500,000 bodily injury to to underlying rated horsepower to of • $300,000 single and bodily injury invalidate to horsepower the personal Exclusions to this coverage are described in otherwise protection and minimum of: and in • $300,000/$300,00 0 bodily injury wheels r residing minimum a required • $300,000 feet or longer or occurrence. Exclusions shown damage, by underlying had is give limit not damage is applies. engine insurance; Registered minimum limit the damage engine no nsurance. bodily injury equal • $300,000 single 26 bodily injury and $100,000 underlying respect or Registered the single required occurred. the 50 occurrence; minimum required Uninsured under i shall the an exclusion and $100,000 property damage; unless of underly Required of than 50 and $100,000 property damage; • $300,000/$300,000 bodily occurrence. rated with homes for the comply • $250,000/$500,00 0 bodily in and and $100,000 property property damage amount of $300,000 each occurrence. and $100,000 property due have from damages motorists/underinsured underlying outside li less unless With must the first our or of shall coverages up underlying limits Payment for a Loss rimary U and prot GROUP PERSONAL EXCESS LIABILITY POLICY Watercraft also or country for and full underlying moto this condition, family stated vehicles notice person and comply extent available liability must 0 feet same by legally obligated insurance bility to $250 you first a covered family uninsu of insurance of This from motorists/underinsure excess no liability cooperate of of is and Excess members bankruptcy, for a particular by limits respect of ng in amounts motorist Failure by vehicles in be each occurrence. Summary insurance. family members where the 26 this with each losses the exists; less damages each d not Summary. y dollar P • the ,000/$500,00 covered amount • coverage dollar• in excess been uninsured or event insurance injury required h members Coverage insurance a is amounts States, underlying primary coverage is occurrence: bove, or failure not property the or coverages, this and for bodily injury policy c primary underlying we would required under of family these no be liable insurers of injury or available. and defense costs than minimum and you limits terms motorists protection we shall only underlying minimum bodily failure, policy occurrence. in the Coverage any amount this primary amounts are the under damage such your to but maximum in su provided ea limits caused in the a country and and shown limits excess In conditions the and your the no countries, Page 4 of 15 underlying in insurance the reside c liability you

Group Personal Excess Liability Coverage
(continued)

We cover damages for bodily injury and property damage a covered person is legally entitled to receive from the owner or operator of an uninsured motorized/underinsured motorized land vehicle. We cover these damages in excess of the underlying insurance or the Required Primary Underlying Insurance, whichever is greater, if they are caused by an occurrence during the policy period, unless otherwise stated.

Amount of coverage. The maximum amount of excess uninsured motorists/underinsure d motorists protection available for any one occurrence is the excess uninsured motorists/underinsure d motorists protection amount shown in the Coverage Summary regardless of the number of vehicles covered by the Required Primary Underlying Insurance. We will not pay more than this amount in any one occurrence for covered damages regardless of how many claims, vehicles or people are involved in the occurrence. This coverage will follow form.

Uninsured motorists/underinsured motorists protection arbitration
If we and a covered person disagree whether that person is legally entitled to recover damages from the owner or operator of an uninsured motor vehicle/underinsure d motor vehicle, or do not agree as to the amount of damages, either party may make a written demand for arbitration. In this event, each party will select an arbitrator. The two arbitrators will select a third. If they cannot agree on a third arbitrator within 45 days, either may request that the arbitration be submitted to the American Arbitration Association. When the covered person's recovery exceeds the minimum limit specified in the applicable jurisdiction's financial responsibility law, each party will pay the expenses it incurs, and bear the expenses of the third arbitrator equally. Otherwise, we will bear all the expenses of the arbitration.

Unless both parties agree otherwise, arbitration will take place in the county and state in which the covered person lives. Local rules of law as to procedure and evidence will apply. A decision agreed to by two arbitrators will be binding unless the recovery amount for bodily injury exceeds the minimum limit specified by the applicable jurisdiction's financial responsibility law. If the amount exceeds that limit, either party may demand the right to a trial. This demand must be made within 60 days of the arbitrator's decision. If this demand is not made, the amount of damages agreed to by the arbitrators will be binding.

Uninsured/underinsured liability coverage
This coverage is in effect only if excess uninsured motorists/underinsure d motorists protection is shown in the Coverage Summary.

We cover up to a maximum of $1 million for bodily injury and personal injury you or a family member are legally entitled to receive from an uninsured or underinsured negligent person caused by an occurrence, unless stated otherwise or an exclusion applies. We will not pay more than this amount for covered damages from any one occurrence, regardless of how many claims or people are involved in the occurrence. This coverage is excess over the total of any other collectible insurance that covers damages from the occurrence.

All the exclusions under the Group Personal Excess Liability Coverage are applicable to this Uninsured/underinsured liability coverage, and where used, the definition of you or a family member is extended to include negligent person. This coverage also does not apply to damages from an occurrence arising out of any business activities; any activities involving business property or the sale or transfer of property; or the ownership, maintenance, use, loading, unloading, or towing of any motor vehicle, watercraft, or aircraft. In addition, this coverage does not apply to damages from an occurrence arising from any employment related harassment, termination, demotion, breach of an oral or written employment contract or agreement or violation of any state or federal wrongful employment practices act or similar law.

We also do not cover any fines, penalties, taxes, punitive, exemplary or multiplied damages, or any claim or suit seeking non-monetary relief, including but not limited to, injunctive relief, declaratory relief or other equitable remedies.

"Negligent person" means an identifiable natural person by legal name who is not a family member, and who is legally responsible for damages sustained by you or a family member caused by an occurrence.

Duplication of coverage. We will not make a duplicate payment for any portion of damages for which payment has been made by or on behalf of persons who may be legally responsible, or otherwise covered by any other collectible insurance. Nor will we pay for any portion of damages if you or a family member is entitled to receive payment for the same portion of damages under any workers' compensation law, disability benefits law or similar law.

Form 10-02-0691 (Rev. 7-16) *Page 5 of 15*

CHUBB®

GROUP PERSONAL EXCESS LIABILITY POLICY

Group Personal Excess Liability Coverage
(continued)

Defense coverages
We will defend a covered person against any suit seeking covered damages for personal injury or property damage that is either:
- not covered by any underlying insurance; or
- covered by an underlying policy. This will apply to each Defense Coverage as it has been exhausted by payment of claims.

We provide this defense at our expense, with counsel of our choice, even if the suit is groundless, false, or fraudulent. We may investigate, negotiate, and settle any such claim or suit at our discretion.

As part of our investigation, defense, negotiation, or settlement, we will pay:
- all premiums on appeal bonds required in any suit we defend;
- all premiums on bonds to release attachments for any amount up to the amount of coverage (but we are not obligated to apply for or furnish any bond);
- all expenses incurred by us;
- all costs taxed against a covered person;
- all interest accruing after a judgment is entered in a suit we defend on only that part of the judgment we are responsible for paying. We will not pay interest accruing after we have paid the judgment up to the amount of coverage;
- all prejudgment interest awarded against a covered person on that part of the judgment we pay or offer to pay.

We will not pay any prejudgment interest based on that period of time after we make an offer to pay the amount of coverage;
- all earnings lost by each covered person at our request, up to $25,000;
- other reasonable expenses incurred by a covered person at our request; and
- the cost of bail bonds required of a covered person because of a covered loss.

In jurisdictions where we may be prevented by local law from carrying out these Defense Coverages, we will pay only those defense expenses that we agree in writing to pay and that are incurred by you.

Extra Coverages

In addition to covering damages and defense costs, we also provide other related coverages. These coverages are in addition to the amount of coverage for damages and defense costs unless stated otherwise.

Shadow defense coverage
If we are defending you or a family member in a suit seeking covered damages, we will pay reasonable expenses you or a family member incur up to $10,000 or the amount shown in the Coverage Summary for a law firm of your choice to review and monitor the defense. However any recommendation by your personal attorney is not binding on us. We will pay these costs provided that you obtain prior approval from us before incurring any fees or expenses.

Identity fraud
We will pay for your or a family member's identity fraud expenses, up to a maximum of $25,000, for each identity fraud occurrence.

"Identity fraud" means the act of knowingly transferring or using, without lawful authority, your or a family member's means of identity which constitutes a violation of federal law or a crime under any applicable state or local law.

"Identity fraud occurrence" means any act or series of acts of identity fraud by a person or group commencing in the policy period.

"Identity fraud expenses" means:
- the costs for notarizing affidavits or similar documents for law enforcement agencies, financial institutions or similar credit grantors, and credit agencies;
- the costs for sending certified mail to law enforcement agencies, financial institutions or similar credit grantors, and credit agencies;

Form 10-02-0691 (Rev. 7-16) *Page 6 of 15*

Extra Coverages
(continued)

- the loan application fees for reapplying for loan(s) due to the rejection of the original application because the lender received incorrect credit information;
- the telephone expenses for calls to businesses, law enforcement agencies, financial institutions or similar credit grantors, and credit agencies;
- earnings lost by you or a family member as a result of time off from work to complete fraud affidavits, meet with law enforcement agencies, credit agencies, merchants, or legal counsel;
- the reasonable attorney fees incurred with prior notice to us for:
- the defense of you or a family member against any suit(s) by businesses or their collection agencies;
- the removal of any criminal or civil judgements wrongly entered against you or a family member;
- any challenge to the information in your or a family member's consumer credit report; and
- the reasonable fees incurred with prior notice to us by an identity fraud mitigation entity to:
- provide services for the activities described above;
- restore accounts or credit standing with financial institutions or similar credit grantors and credit agencies; and
- monitor for up to one year the effectiveness of the fraud mitigation and to detect additional identity fraud activity after the first identify fraud occurrence.

However, such monitoring must begin no later than one year after you or a family member first report an identity fraud occurrence to us.

However, "identity fraud expenses" does not include expenses incurred due to any fraudulent, dishonest or criminal act by a covered person or any person acting with a covered person, or by any authorized representative of a covered person, whether acting alone or in collusion with others.

"Identity fraud mitigation entity" means a company that principally provides professional, specialized services to counter identity fraud for individuals or groups of individuals, or a financial institution that provides similar services.

In addition to the duties described in Policy Terms, Liability Conditions, Your duties after a loss, you shall notify an applicable law enforcement agency.

Kidnap expenses
We will pay up to a maximum of $100,000 for kidnap expenses you or a family member incurs solely and directly as a result of a kidnap and ransom occurrence. In addition, we also will pay up to $25,000 to any person for information not otherwise available leading to the arrest and conviction of any person(s) who kidnaps you, a family member or a covered relative. The following are not eligible to receive this reward payment:
- you or a family member; or
- a covered relative who witnessed the occurrence.

"Kidnap and ransom occurrence" means the actual or alleged wrongful taking of:
- you;
- one or more family members; or
- one or more covered relatives while visiting or legally traveling with you or a family member;
- from anywhere in the world except those places listed on the United States State Department Bureau of Consular Affairs Travel Warnings list at the time of the occurrence. The occurrence must include a demand for ransom payment which would be paid by you or a family member in exchange for the release of the kidnapped person(s).

"Kidnap expenses" means the reasonable costs for:
- a professional negotiator;
- a professional security consultant;
- professional security guard services;
- a professional public relations consultant;
- travel, meals, lodging and phone expenses incurred by you or a family member;
- advertising, communications and recording equipment;
- related medical, cosmetic, psychiatric and dental expenses incurred by a kidnapped person within 12 months from that person's release;
- attorneys fees;
- a professional forensic analyst;
- earnings lost by you or a family member, up to $25,000.

Form 10-02-0691 (Rev. 7-16) _Page 7 of 15_

CHUBB®

GROUP PERSONAL EXCESS LIABILITY POLICY

Extra Coverages
(continued)

However, "kidnap expenses" does not include expenses incurred due to any kidnap and ransom occurrence caused by:
- you or a family member;
- a covered relative;
- any guardian, or former guardian of you, a family member or covered relative;
- any estranged spouse or domestic partner, or former spouse or domestic partner of you or a family member;
- any person unrelated to you or a family member who lives with you or a family member or has ever lived with you or a family member for 6 or more months, other than a domestic employee, residential staff, or a person employed by you or a family member for farm work; or
- a civil authority,

or any person acting on behalf of any of the above, whether acting alone or in collusion with others.

"Covered relative" means the following relatives of you, or a spouse or domestic partner who lives with you, or any family member:
- children, their children or other descendents of theirs;
- parents, grandparents or other ancestors of theirs; or
- siblings, their children or other descendents of theirs;

who do not live with you, including spouses or domestic partners of all of the above. Parents, grandparents and other ancestors include adoptive parents, stepparents and stepgrandparents.

Reputational injury. If we are defending you or a family member in a suit seeking covered damages, we will pay reasonable and necessary fees or expenses that you or a family member incur for services provided by a reputation management firm to minimize potential injury to the reputation of you or a family member solely as a result of personal injury or property damage, caused by an occurrence if:
- the reputational injury is reported to us as soon as reasonably possible but not later than 30 days after the personal injury or property damage occurrence; and
- you obtain approval of the reputation management firm from us before incurring any fees or expenses, unless stated otherwise or an exclusion applies. There is no deductible for this coverage.

A Reputation management firm means a professional public relations consulting firm, a professional security consulting firm or a professional media management consulting firm.

The maximum amount of coverage for Reputational injury available for any one occurrence is $25,000 or the amount shown in the Coverage Summary. We will not pay more than this amount in any one occurrence for covered damages regardless of how many claims or people are involved in the occurrence.

The maximum annual amount of coverage for Reputational injury shown in the Coverage Summary is the most we will pay for the sum of all covered damages you or a family member incur during the policy period regardless of the number of claims, people, or occurrences.

This coverage does not apply to loss caused by a wrongful employment act covered by Employment Practices Liability Insurance.

Exclusions

These exclusions apply to your Group Personal Excess Liability Coverage, unless stated otherwise.

Aircraft. We do not cover any damages arising out of the ownership, maintenance, use, loading, unloading, or towing of any aircraft, except aircraft chartered with crew by you. We do not cover any property damages to aircraft rented to, owned by, or in the care, custody or control of a covered person.

Hovercraft. We do not cover any damages arising out of the ownership, maintenance, use, loading, unloading or towing of any hovercraft. We do not cover any property damages to hovercraft rented to, owned by, or in the care, custody or control of a covered person.

Form 10-02-0691 (Rev. 7-16) *Page 8 of 15*

Exclusions
(continued)

Motorized land vehicle racing or track usage. We do not cover any damages arising out of the ownership, maintenance or use of any motorized land vehicle:

- during any instruction, practice, preparation for, or participation in, any competitive, prearranged or organized racing, speed contest, rally, gymkhana, sports event, stunting activity, or timed event of any kind; or
- on a racetrack, test track or other course of any kind.

Watercraft and aircraft racing or track usage. We do not cover any damages arising out of the ownership, maintenance or use of any watercraft or aircraft during any instruction, practice, preparation for, or participation in, any competitive, prearranged or organized racing, speed contest, rally, sports event, stunting activity or timed event of any kind. This exclusion does not apply to you or a family member for sailboat racing even if the sailboat is equipped with an auxiliary motor.

Motorized land vehicle-related jobs. We do not cover any damages arising out of the ownership, maintenance, or use of a motorized land vehicle by any person who is employed or otherwise engaged in the business of selling, repairing, servicing, storing, parking, testing, or delivering motorized land vehicles. This exclusion does not apply to you, a family member, or your employee or an employee of a family member for damages arising out of the ownership, maintenance or use of a motorized land vehicle owned by, rented to, or furnished to you or a family member.

Watercraft related jobs. We do not cover any damages arising out of the ownership, maintenance, or use of a watercraft by any person who is engaged by or employed by, or is operating a marina, boat repair yard, shipyard, yacht club, boat sales agency, boat service station, or other similar organization. This exclusion does not apply to damages arising out of the ownership, maintenance, or use of a watercraft by you, a family member, or your or a family member's captain or full time paid crew member maintain ing or using this watercraft with permission from you or a family member.

Motorized land vehicle and watercraft loading. We do not cover any person or organization, other than you or a family member or your or a family member's employees, with respect to the loading or unloading of motorized land vehicles or watercraft.

Workers' compensation or disability. We do not cover any damages a covered person is legally:

- required to provide; or
- voluntarily provides

under any:

- workers' compensation;
- disability benefits;
- unemployment compensation; or
- other similar laws.

But we do provide coverage in excess over any other insurance for damages you or a family member is legally required to pay for bodily injury to a domestic employee of a residence covered under the Required Primary Underlying Insurance which are not compensable under workers' compensation, unless another exclusion applies.

Director's liability. We do not cover any damages for any covered person's actions or failure to act as an officer or member of a board of directors of any corporation or organization. However, we do cover such damages if you are or a family member is an officer or member of a board of directors of a:

- homeowner, condominium or cooperative association; or
- not for profit corporation or organization for which he or she is not compensated;

unless another exclusion applies.

Damage to covered person's property. We do not cover any person for property damage to property owned by any covered person.

Damage to property in your care. We do not cover any person for property damage to property rented to, occupied by, used by, or in the care of any covered person, to the extent that the covered person is required by contract to provide insurance. But we do cover such damages for loss caused by fire, smoke, or explosion unless another exclusion applies.

Wrongful employment act. We do not cover any damages arising out of a wrongful employment act. A wrongful employment act means any employment discrimination, sexual harassment, or wrongful termination of any residential staff actually or allegedly committed or attempted by a covered person while acting in the capacity as an employer, that violates applicable employment law of any federal, state, or local statute, regulation, ordinance, or common law of the United States of America, its territories or possessions, or Puerto Rico.

Form 10-02-0691 (Rev. 7-16) *Page 9 of 15*

GROUP PERSONAL EXCESS LIABILITY POLICY

CHUBB®

Exclusions
(continued)

Employment discrimination as it relates solely to a wrongful employment act means a violation of applicable employment discrimination law protecting any residen tial staff based on his or her race, color, religion, creed, age, sex, disability, national origin or other status according to any federal, state, or local statute, regulation, ordinance, or common law of the United States of America, its territories or possessions, or Puerto Rico.

Sexual harassment as it relates solely to a wrongful employment act means unwelcome sexual advances, requests for sexual favors, or other conduct of a sexual nature that:
- is made a condition of employment of any residential staff;
- is used as a basis for employment decisions;
- interferes with performance of any residential staff's duties; or
- creates an intimidating, hostile, or offensive working environment.

Wrongful termination as it relates solely to a wrongful employment act means:
- the actual or constructive termination of employment of any residential staff by you or a family member in violation of applicable employment law; or
- breach of duty and care when you or a family member terminates an employment relationship with any residential staff.

Residential staff as it relates solely to a wrongful employment act means your or a family member's employee who is:
- employed by you or a family member, or through a firm under an agreement with you or a family member, to perform duties related only to a covered person's domestic, personal, or business pursuits covered under this part of your policy;
- compensated for labor or services directed by you or a family member; and
- employed regularly to work 15 or more hours per week.

Residential staff includes a temporary worker. Residential staff does not include an independent contractor or any covered person.

Temporary worker as it relates solely to a wrongful employment act means your or a family member's employee who is:
- employed by you or a family member, or through a firm under an agreement with you or a family member, to perform duties related only to a covered person's domestic, personal, or business pursuits covered under this part of your policy;
- compensated for labor or services directed by you or a family member; and
- employed to work 15 or more hours per week to substitute for any residential staff on leave or to meet seasonal or short-term workload demands for 30 consecutive days or longer during a 6 month period.

Temporary worker does not include an independent contractor or any covered person.

Discrimination. We do not cover any damages arising out of discriminatio n due to age, race, color, sex, creed, national origin, or any other discrimination.

Intentional acts. We do not cover any damages arising out of a willful, malicious, fraudulent or dishonest act or any act intended by any covered person to cause personal injury or property damage, even if the injury or damage is of a different degree or type than actually intended or expected. But we do cover such damages if the act was intended to protect people or property unless another exclusion applies. An intentional act is one whose consequences could have been foreseen by a reasonable person.

M olestation, misconduct or abuse. We do not cover any damages arising out of any actual, alleged or threatened:
- sexual molestation;
- sexual misconduct or harassment; or
- abuse.

Nonpermissive use. We do not cover any person who uses a motorized land vehicle or watercraft without permission from you or a family member.

Form 10-02-0691 (Rev. 7-16) *Page 10 of 15*

Exclusions
(continued)

Business pursuits. We do not cover any damages arising out of a covered person's business pursuits, investment or other for-profit activities, for the account of a covered person or others, or busi ness property except on a follow form basis.

But we do cover damages arising out of volunteer work for an organized charitable, religious or community group, an incidental business away from home, incidental business at home, incidental business property, incidental farming, or residence premises conditional business liability unless another exclusion applies. We also cover damages arising out of your or a family member's ownership, maintenance, or use of a private passenger motor vehicle in business activ ities other than selling, repairing, servicing, storing, parking, testing, or delivering motorized land vehicles.

Unless stated otherwise in your Coverage Summar y:

"Incidental business away from home" is a self-employed sales activity, or a self-employed business activity normally undertaken by person under the age of 18 such as newspaper delivery, babysitting, caddying, and lawn care. Either of these activities must:

- not yield gross revenues in excess of $15,000 in any year;
- have no employees subject to worker's compensation or other similar disability laws;
- conform to local, state, and federal laws.

"Incidental business at home" is a business activity, other than farming, conducted on your residence premises which must:

- not yield gross revenues in excess of $15,000, in any year, except for the business activity of managing one's own personal investments;
- have no employees subject to worker's compensation or other similar disability laws;
- conform to local, state, and federal laws.

"Incidental business property" is limited to the rental or holding for rental, to be used as a residence, of a condominium or cooperative unit owned by you or a family member, an apartment unit rented to you or a family member, a one or two family dwelling owned by you or a family member, or a three or four family dwelling owned and occupied by you or a family member. We provide this coverage only for premises covered under the Required Primary Underlying Insurance unless the rental or holding for rental is for:

- a residence of yours or a family member's that is occasionally rented and that is used exclusively as a residence; or
- part of a residence of yours or a family member's by one or two roomers or boarders; or
- part of a residence of yours or a family member's as an office, school, studio, or private garage.

"Incidental farming" is a farming activity which meets all of the following requirements:

- is incidental to your or a family member's use of the premises as a residence;
- does not involve employment of others for more than 1,500 hours of farm work during the policy period;
- does not produce more than $25,000 in gross annual revenue from agricultural operations;
- and with respect to the raising or care of animals:
- does not produce more than $50,000 in gross annual revenues;
- does not involve more than 25 sales transactions during the policy period;
- does not involve the sale of more than 50 animals during the policy period.

"Residence premises conditional business liability" is limited to business or professional activities when legally conducted by you or a family member at your residence. We provide coverage only for personal injury or property damage arising out of the physical condition of that residence if:

- you or a family member do not have any employees involved in your business or professional activities who are subject to workers' compensation or other similar disability laws; or, if you or a family member are a doctor or dentist, you do not have more than two employees subject to such laws;
- you or a family member do not earn annual gross revenues in excess of $5,000, if you or a family member are a home day care provider.

We do not cover damages or consequences resulting from business or professional care or services performed or not performed.

Form 10-02-0691 (Rev. 7-16) *Page 11 of 15*

CHUBB®

GROUP PERSONAL EXCESS LIABILITY POLICY

Exclusions
(continued)

The following additional exclusion applies only to "incidental farming" as described underthe exclusion, Business pursuits.

Contamination. We do not cover any actual or alleged damages arising out of the discharge, dispersal, seepage, migration or release or escape of pollutants. Nor do we cover any cost or expense arising out of any request, demand or order to:

- extract pollutants from land or water;
- remove, restore or replace polluted or contaminated land or water; or
- test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants, or in any way respond to or assess the effects of pollutants.

However, this exclusion does not apply if the discharge, dispersal, seepage, migration, release or escape is sudden and accidental. A "pollutant" is any solid, liquid, gaseous or thermal irritant or contaminant, including smoke (except smoke from a hostile fire), vapor, soot, fumes, acids, alkalis, chemicals and waste. A "contaminant" is an impurity resulting from the mixture of or contact of a substance with a foreign substance. "Waste" includes materials to be disposed of, recycled, reconditioned or reclaimed.

Financial guarantees. We do not cover any damages for any covered person's financial guarantee of the financial performance of any covered person, other individual or organization.

Professional services. We do not cover any damages for any covered person's performing or failure to perform professional services, or for professional services for which any covered person is legally responsible or licensed.

Acts of war. We do not cover any damages caused directly or indirectly by war, undeclared war, civil war, insurrection, rebellion, revolution, warlike acts by military forces or personnel, the destruction or seizure of property for a military purpose, or the consequen ces of any of these actions.

Contractual liability. We do not cover any assessments charged against a covered person as a member of a homeowners, condominium or cooperative association. We also do not cover any damages arising from contracts or agreements made in connection with any covered person's business. Nor do we cover any liability for unwritten contracts, or contracts in which the liability of others is assumed after a covered loss.

Covered person's or dependent's personal injury. We do not cover any damages for personal injury for any covered person or their dependents where the ultimate beneficiary is the offending party or defendant. We also do not cover any damages for personal injury for which you can be held legally liable, in any way, to a family member, your spouse or domestic partner or for which a family member, your spouse or domestic partner can be held legally liable, in any way, to you.

However, we do cover damages for bodily injury arising out of the use of a motorized land vehicle for which you can be held legally liable to a family member, your spouse or domestic partner or for which a family member, your spouse or domestic partner can be held legally liable to you to the extent that coverage is provided under this policy. This coverage applies only to the extent such damages are covered by primary underlying insurance and exceed the limits of insurance required for that motorized land vehicle under the Required Primary Underlying Insurance provisions of this policy.

Liability for dependent care. We do not cover any damages for personal injury for which a covered person's only legal liability is by virtue of a contract or other responsibility for a dependent's care.

Illness. We do not cover personal injury or property damage resulting from any illness, sickness or disease transmitted intentionally or unintentionally by a covered person to anyone, or any consequence resulting from that illness, sickness or disease. We also do not cover any damages for personal injury resulting from the fear of contracting any illness, sickness or disease, or any consequence resulting from the fear of contracting any illness, sickness or disease.

Fungi and mold. We do not cover any actual or alleged damages or medical expenses arising out of mold, the fear of mold, or any consequences resulting from mold or the fear of mold. "Mold" means fungi, mold, mold spores, mycotoxins, and the scents and other byproducts of any of these.

Form 10-02-0691 (Rev. 7-16) *Page 12 of 15*

Exclusions
(continued)

Nuclear or radiation hazard. We do not cover any damages caused directly or indirectly by nuclear reaction, radiation, or radioactive contamination, regardless of how it was caused.

POLICY TERMS

This part of your Group Personal Excess Liability Policy explains the conditions that apply to your policy.

General Conditions

These conditions apply to your policy in general, and to each coverage provided in the policy.

Policy period
The effective dates of your policy are shown in the Coverage Summary. Those dates begin at 12:01 a.m. standard time at the mailing address shown.

All coverages on this policy apply only to occurrences that take place while this policy is in effect.

Transfer of rights
If we make a payment under this policy, we will assume any recovery rights a covered person has in connection with that loss, to the extent we have paid for the loss.

All of your rights of recovery will become our rights to the extent of any payment we make under this policy. A covered person will do everything necessary to secure such rights; and do nothing after a loss to prejudice such rights. However, you may waive any rights of recovery from another person or organization for a covered loss in writing before the loss occurs.

Concealment or fraud
We do not provide coverage if you or any covered person has intentionally concealed or misrepresented any material fact relating to this policy before or after a loss.

Application of coverage
Coverage applies separately to each covered person. However, this provision does not increase the amount of coverage for any one occurrence.

Assignment
You cannot transfer your interest in this policy to anyone else unless we agree in writing to the transfer.

Policy changes
This policy can be changed only by a written amendment we issue.

Bankruptcy or insolvency
We will meet all our obligations under this policy regardless of whether you, your estate, or anyone else or their estate becomes bankrupt or insolvent.

In case of death
In the event of your death, coverage will be provided until the end of the policy period or policy anniversary date, whichever occurs first, for any surviving member of your household who is a covered person at the time of death. We will also cover your legal representative or any person having proper temporary custody of your property.

Liberalization
We may extend or broaden the coverage provided by this policy. If we do this during the policy period or within 60 days before it begins, without increasing the premium, then the extended or broadened coverage will apply to occurrences after the effective date of the extended or broadened coverage.

Conforming to state law
If any provision of this policy conflicts with any applicable laws of the state you live in, this policy is amended to conform to those laws.

Conforming to trade sanction laws
This policy does not apply to the extent that trade or economic sanctions or other laws or regulations prohibit us from providing insurance.

Form 10-02-0691 (Rev. 7-16) *Page 13 of 15*

CHUBB®

GROUP PERSONAL EXCESS LIABILITY POLICY

Liability Conditions

These conditions apply to all liability coverages in this policy.

Other Insurance
This insurance is excess over any other insurance except for those policies that:

- are written specifically to cover excess over the amount of coverage that applies in this policy; and
- schedule this policy as underlying insurance.

Your duties after a loss
In case of an accident or occurrence, the covered person shall perform the following duties that apply:

Notification. You must notify us or your agent or broker as soon as possible.

Assistance. You must provide us with all available information. This includes any suit papers or other documents which help us in the event that we defend you.

Cooperation. You must cooperate with us fully in any legal defense. This may include any association by us with the covered person in defense of a claim reasonably likely to involve us.

Examination. A person making a claim under this policy must submit as often as we reasonably require:
- to physical exams by physicians we select, which we will pay for; and
- to examination under oath and subscribe the same; and

authorize us to obtain:
- medical reports; and
- other pertinent records.

Appeals
If a covered person, or any primary insurer, does not appeal a judgment for covered damages, we may choose to do so. We will then become responsible for all expenses, taxable costs, and interest arising out of the appeal. However, the amount of coverage for damages will not be increased.

Special Conditions

In the event of conflict with any other conditions of your policy, these conditions supersede.

Legal action against us
You agree not to bring action against us unless you have first complied with all conditions of this policy.

You also agree not to bring any action against us until the amount of damages you are legally obligated to pay has been finally determined after an actual trial or appeal, if any, or by a written agreement between you, us and the claimant. No person or organization has any right under this policy to bring us into any action to determine the liability of a covered person.

Notice of cancellation and coverage termination conditions
The Sponsoring Organization may cancel this policy by returning it to us or notifying us in writing at any time subject to the following:
- the Sponsoring Organization must notify us in advance of the requested cancellation date; and
- the Sponsoring Organization must provide proof of notification to each member of the Defined Group covered under this policy.

We may cancel this policy or any part of it subject to the following conditions. Our right to cancel applies to each coverage or limit in this policy. In the event we cancel this policy, we are under no obligation to provide you with an opportunity to purchase equivalent coverage.

Form 10-02-0691 (Rev. 7-16) *Page 14 of 15*

cancellation date, whichever comes first. regardless of whether the premium is payable Refun pay the premium by the due date, after insurance coverage short rate for the unexpired term of the policy. the Coverage of it with 30 days (60) which the event the may individual or omissions to the Terminatio hazard date chance of by , policy or any part date of cancellation, or as soon as possible Sponsoring or and for any . in To cancel this policy or this no longer Non days from the . We may cancel cancel of it, we fail to reason. s premiu that cancel this policy or any a credit. d 60 . . of , fraudulent statements part of it the hazard we assumed. cancellation loss part policy must notify you in a Increase e increases an m address any in no or concealment misrepresentation When this We for the afterwards Organization it been Within In day the We . policy or any reason has been increase in exposure due to rules, legislation, or court decision. of it as for 30 issued risk payment . . of individual shown this qualifies in effect Misrepresentation mailing may any longer Sponsoring Organization. days, the include the date the cancellation is to take effect. part a has with of that is Organization Should any as of of we will refund if Grou or Procedur n at Summary a member obtain notice will be mailed Form 10-02-0691 (Rev. 7-16) qualify with less will notice any unearned the (continued) part member 10 the This us, to our agent, but Special Conditions or us, writing. the Defined coverage was will the we than Defined we Group, premium the days or the fact of 60 renewed, been a substantial change in an days or to certificate of coverage on the financial notice if The unearned premium not expiration or days relevant to the acceptance This notice will notice has Sponsoring with will computed there the including policy limited to to if may cancel Organization notice p, or mailing. of be risk or under any effective to 30 Sponsoring obtained through Page 15 of 15 cease sixty you

JANUARY 01, 2024 JANUARY 01, 2025 JANUARY 01, 2024 Booz Allen Hamilton Inc. Group Personal Excess Program CHUBB CUSTOM INSURANCE COMPANY JANUARY 26, 2024 UVWX Endorsement Policy Period To Effective Date Policy Number Insured Name of Company Date Issued Compliance With Applicable Trade Sanctions last page Form 10-02-1467 (Ed. 1-04) Endorsement Page 1 THIS POLICY IS SUBJECT TO THE FOLLOWING ENDORSEMENT: Endorsement Compliance With Applicable Trade Sanctions Compliance With Applicable Trade Sanctions This insurance does not apply to the extent that trade or economic sanctions or other laws or regulations prohibit us from providing insurance. All other terms and conditions remain unchanged. Authorized Representative

Group Personal Excess Program JANUARY 01, 2025 JANUARY 26, 2024 JANUARY 01, 2024 Booz Allen Hamilton Inc. JANUARY 01, 2024 CHUBB CUSTOM INSURANCE COMPANY Form 10-02-1991 (Ed. 9-07) or written agreement against you is entitled to recover under this policy to the extent of the insurance afforded under this policy. written agreement by us. Any person, organization or their legal representative who has secured such judgment You agree not to bring any action against us until the obligation has been determined by final judgment or a You agree not to bring action against us unless you have first complied with all conditions of this policy. Uninsured motorists/underinsured motorists protection arbitration The following Special Conditions for Notice of cancellation and coverage termination conditions are deleted and replaced with the following: • substantial change in the risk which increases the chance of loss after insurance coverage has been issued • Increase in hazard We may cancel this policy or any part of it with 45 days notice if the coverage was obtained • or renewed, including but not limited to an increase in exposure due to rules, legislation, or court decision. • through misrepresentation, fraudulent statements, or omissions or concealment of a fact that is relevant to the The following Special Conditions is deleted in its entirety and replaced with: To continued The following provision is deleted in its entirety: STATE AMENDATORY ENDORSEMENT - VA Legal action against us We may cancel this policy or any part of it with 45 days notice if there has been a Other cancellation reasons We may cancel this policy for any other reason allowed by law. Page 1 The unearned premium will be computed pro rata for the unexpired term of the policy. Refund In the event of cancellation by the Sponsoring Organization or us, we will refund any unearned premium on the effective date of cancellation, or as soon as possible afterwards, to the Sponsoring Organization. Misrepresentation Organization or you fail to pay the premium by the due date, regardless of whether the premium is payable to us, Non-payment of premium Endorsement to our agent, or under any financial credit. 10 days notice for any reason. GROUP PERSONAL EXCESS LIABILITY POLICY Within 90 days When this policy or any part of it has been in effect for less than 90 days, we may cancel with acceptance of the risk or to the hazard we assumed. . . . Effective Date . Insured Endorsement Policy Period Name of Company Date Issued Policy Number . . We may cancel this policy or any part of it with 15 days notice if the Sponsoring Virginia Amendatory

UVWX All Other Terms And Conditions Remain Unchanged. last page Authorized Representative Virginia Amendatory Page 2 The following Special Condition is added: • Form 10-02-1991 (Ed. 9-07) at the mailing address shown in the Coverage Summary and we will obtain a certificate of mailing. This notice will include the date the nonrenewal is to take effect. Nonrenewal If we decline to renew this policy, we will mail such nonrenewal to the Sponsoring Organization . Endorsement

JANUARY 01, 2024 JANUARY 01, 2025 JANUARY 01, 2024 Booz Allen Hamilton Inc. Group Personal Excess Program CHUBB CUSTOM INSURANCE COMPANY JANUARY 26, 2024 UVWX Clause Of Suit Service Form 10-02-0402 (Ed. 2/98) Date Issued a court of competent jurisdiction within the United States of America. Nothing in this condition attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insured or any beneficiary hereunder arising out of this contract insurance, All other terms and conditions remain unchanged. Authorized Representative Endorsement Policy Number such a suit shall be instituted. Name of Company which makes provision therefore, the Company hereon hereby designates the Superintendent, The above-named is authorized and directed to accept service of process on behalf of the THIS POLICY IS SUBJECT TO THE FOLLOWING ENDORSEMENT: nominee. Custom Insurance Company, PO BOX 1600, Whitehouse Station, NJ 08889-1600, or his/her constitutes or should be understood to constitute a waiver of the Company's rights to commence 1 ENDORSEMENT United States District Court or to seek a transfer of a case to another court as permitted by the of Policy Period laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon President, Chubb due hereunder, the Company hereon, at the request of the Insured, will submit to the jurisdiction of It is agreed that in the event of the failure of the Company hereon to pay any amount claimed to be Company in any such suit and/or upon the request of the Insured to give a written undertaking to Insured to Further, pursuant to any statute of any state, territory or district of the United States of America, Effective Date the Insured that it or they will enter a general appearance upon the Company's behalf in the event person to whom the said officer is authorized to mail such process or a true copy thereof. and hereby designate President, Chubb Custom Insurance Company or his/her nominee, as the that purpose in the statute or his or their successor or successors in office, as their true and lawful Commissioner or Director of Insurance, Secretary of State or other officer or officers specified for an action in any court of competent jurisdiction in the United States or to remove an action to a Page 1

GROUP EXCESS LIABILITY POLICY ENDORSEMENT Policy Period JANUARY 01, 2024 to JANUARY 01, 2025 Effective Date JANUARY 01, 2024 Policy Number Insured Booz Allen Hamilton Inc. Group Personal Excess Program Name of Company CHUBB CUSTOM INSURANCE COMPANY Date Issued JANUARY 26, 2024 BBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBB ANNUAL PREMIUM ADJUSTMENT CLAUSE (PRO RATA) It is agreed that this policy is written on an annual adjustable basis To be calculated at expiration. The policy will be adjusted on a pro rata basis based on the actual date Participants are added, deleted as a Named Insured or the limit of coverage is changed. ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED. Authorized Representative ABCD Page 1

CHUBB®

GROUP EXCESS LIABILITY POLICY

ENDORSEMENT

Policy Period	JANUARY 01, 2024	to	JANUARY 01, 2025
Effective Date	JANUARY 01, 2024		
Policy Number			
Insured	Booz Allen Hamilton Inc. Group Personal Excess Program		
Name of Company	CHUBB CUSTOM INSURANCE COMPANY		
Date Issued	JANUARY 26, 2024		

UNDERLYING LIMITS ENDORSEMENT

IT IS HEREBY UNDERSTOOD AND AGREED THAT THE REQUIRED PRIMARY UNDERLYING LIABILITY INSURANCE LIMITS ARE AMENDED TO:

Personal Liability (Homeowners) for personal injury and property damage in the minimum amount of $300,000 each occurrence.

Registered vehicles in the minimum amount of:

$250,000/$500,000 bodily injury and $100,000 property damage;
$300,000/$300,000 bodily injury and $100,000 property damage; or
$300,000 single limit each occurrence.

Unregistered vehicles in the minimum amount of $300,000 bodily injury and property damage each occurrence.

Registered vehicles with less than four wheels and motorhomes in the minimum amount of:

$250,000/$500,000 bodily injury and $100,000 property damage;
$300,000/$300,000 bodily injury and $100,000 property damage; or
$300,000 single limit each occurrence.

Watercraft less than 26 feet and 50 engine rated horsepower or less for bodily injury and property damage in the minimum amount of $300,000 each occurrence.

Watercraft 26 feet or longer or more than 50 engine rated horsepower for bodily injury and property damage in the minimum amount of $500,000 each occurrence.

Uninsured motorists /underinsured motorist protection in the minimum amount of:

$250,000/$500,000 bodily injury and $100,000 property damage;
$300,000/$300,000 bodily injury and $100,000 property damage; or

Page 1

$300,000 single limit each occurrence. FAILURE TO COMPLY WITH THE REQUIRED PRIMARY UNDERLYING INSURANCE WILL RESULT IN A GAP IN COVERAGE. ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED. Authorized Representative ABCD Page 2

GROUP EXCESS LIABILITY POLICY ENDORSEMENT Policy Period JANUARY 01, 2024 to JANUARY 01, 2025 Effective Date JANUARY 01, 2024 Policy Number Insured Booz Allen Hamilton Inc. Group Personal Excess Program Name of Company CHUBB CUSTOM INSURANCE COMPANY Date Issued JANUARY 26, 2024 BBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBBB This endorsement applies to the following forms: Group Personal Excess Liability Policy The following is revised in each form shown above that is attached to your policy. Under Policy Terms, Liability Conditions, the Other Insurance provision is deleted in its entirety and replaced with the following: Other Insurance This insurance is excess over any other insurance, and we shall not have any obligation to defend or indemnify if other insurance, whether primary, excess, umbrella, contingent, or on any other policy, covers the loss except for those policies that: * are written specifically to cover excess over the amount of coverage that applies in this policy; and * schedule this policy as underlying insurance. ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED. Form no. CS800469 (Ed. 08-23) ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED. Authorized Representative ABCD Page 1